EXHIBIT 5.1


                  [Letterhead of Simpson Thacher & Bartlett]






                                                              December 2, 1997



The Warnaco Group, Inc.
90 Park Avenue
New York, New York  10016


Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") of The Warnaco Group, Inc., a Delaware corporation (the "Company"), which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to, among other things, 5,340,773 shares of the Company's class A common stock, par value of $.01 per share (the "Shares"), issued pursuant to a Stock Exchange Agreement dated as of September 25, 1997 among the Company, New Rio, L.L.C. and the members of New Rio, L.L.C. signatory thereto.

     We have examined a copy of the Registration Statement (including the exhibits thereto) and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents or other instruments of the Company and have made such other and further investigations as we deemed necessary to enable us to express the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic copies, and the authenticity of the originals of such documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.
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     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, and the federal law of the United States of America and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm appearing in the Registration Statement under the caption "Legal Matters".


Very truly yours,



SIMPSON THACHER & BARTLETT